EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S- 8 of our report dated October 15, 2002 (except for subsequent event note as to which the date is October 25, 2002), included in Conolog Corporation's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, and to all references to our Firm included in this registration statement form S-8.

ROSENBERG RICH BAKER
BERMAN & COMPANY

Bridgewater, New Jersey
January 16, 2003